Exhibit 99.1
CITYHORIZON LIMITED,
A BRITISH VIRGIN ISLANDS COMPANY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(A development stage company)

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2006

CITYHORIZON LIMITED

 (A development stage company)

CONTENTS

Pages

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets as of December 31, 2007 and 2006	2

Consolidated Statements of Operations and Comprehensive Income for the year ended December 31, 2007, the period March 8, 2006 (Inception) to December 31, 2006 and the period March 8, 2006 (Inception) to December 31, 2007	3

Consolidated Statements of Stockholders’ Equity/(Deficits) for the period from March 8, 2006 (Inception) to December 31, 2007	4

Consolidated Statements of Cash Flows for the year ended December 31, 2007, the period March 8, 2006 (Inception) to December 31,2006 and the period March 8, 2006 (Inception) to December 31, 2007	5

Notes to the Consolidated Financial Statements as of December 31, 2007 and 2006	6-14

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Cityhorizon Limited and subsidiaries
(A development stage company)

We have audited the accompanying consolidated balance sheets of Cityhorizon Limited (a development stage company), as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive income, stockholders’ equity/ (deficits) and consolidated cash flows for the year ended December 31, 2007, the period March 8, 2006 (Inception) to December 31, 2006 and the period March 8, 2006 (Inception) to December 31, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cityhorizon Limited (a development stage company), as of December 31, 2007 and 2006, and the related consolidated statements of its operations and comprehensive income and its consolidated cash flows for the year ended December 31, 2007, the period March 8, 2006 (Inception) to December 31,2006 and the period March 8, 2006 (Inception) to December 31,2007 in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong
Date: February 19, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmycheung@jimmycheungco.com Website: http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia

CITYHORIZON LIMITED (a development stage company)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
ASSETS
	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$2,427,598	$334,151
Prepayments for advertising operating rights	2,450,794	166,294
Prepaid expenses and other current assets	170,347	1,348,328
Total Current Assets	5,048,739	1,848,773

EQUIPMENT, NET	110,186	33,677
CONSTRUCTION IN PROGRESS	1,885,516	10,617
INTANGIBLE ASSETS, NET	777,480	13,285

TOTAL ASSETS	$7,821,921	$1,906,352

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses and other current liabilities	$280,306	$52,282
Due to a shareholder	-	1,900,000
Total Current Liabilities	280,306	1,952,282

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY/ (DEFICITS)
Share Capital ($1 par value, authorized 50,000 shares, issued and outstanding 1 share as of December 31, 2007 and 2006	1	1
Additional paid-in capital	7,843,485	-
Accumulated losses during the development stage	(686,780)	(59,474)
Accumulated other comprehensive income	384,909	13,543
Total Stockholders' Equity (Capital Deficiencies)	7,541,615	(45,930)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,812,921	$1,906,352

The accompanying notes are an integral part of these consolidated financial statements

CITYHORIZON LIMITED
(a development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007, THE PERIOD MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2006
AND THE PERIOD MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2007

	For the year ended December 31, 2007	For the period March 8, 2006 (Inception) to December 31, 2006	For the period March 8, 2006 (Inception) to December 31, 2007

REVENUE, NET	$-	$-	$-

OPERATING EXPENSES
General and administrative expenses	613,313	52,937	666,250
Depreciation	16,456	6,823	23,279
Total Operating Expenses	629,769	59,760	689,529

INCOME FROM OPERATIONS	(629,769)	(59,760)	(689,529)

OTHER INCOME
Interest income	2,463	286	2,749
Total Other Income, net	2,463	286	2,749

INCOME FROM OPERATIONS BEFORE TAXES	(627,306)	(59,474)	(686,780)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(627,306)	$(59,474)	$(686,780)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	371,366	13,543	384,909

COMPREHENSIVE LOSS	$(255,940)	$(45,931)	$(301,871)
Net loss per share - basic and diluted	$(627,306)	$(59,474)	$(686,780)
Weighted average number of shares outstanding during
the year basis and diluted	1	1	1

The accompanying notes are an integral part of these consolidated financial statements

CITYHORIZON LIMITED (a development stage company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2007

	Registered capital	Additional paid-in capital	Accumulated losses during the Development Stage	Accumulated other comprehensive income	Total
Capital contribution from stockholders	$1	$-	$-	$-	$1
Net loss for the period March 8, 2006 to December 31, 2006	-	-	(59,474)	-	(59,474)
Other comprehensive income	-	-	-	13,543	13,543
Total comprehensive loss					(45,931)

Balance at December 31, 2006	1	-	(59,474)	13,543	(45,930)
Net loss for the year	-	-	(627,306)	-	(627,306)
Other comprehensive income	-	-	-	371,366	371,366
Total comprehensive loss					(255,940)
Capital contribution	-	7,843,485	-	-	7,843,485
Balance at December 31, 2007	$1	$7,843,485	$(686,780)	$384,909	$7,541,615

The accompanying notes are an integral part of these consolidated financial statements

CITYHORIZON LIMITED
(a development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007, THE PERIOD MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2006
AND THE PERIOD MARCH 8, 2006 (INCEPTION) TO DECEMBER 31, 2007

	For the year ended December 31, 2007	For the period March 8, 2006 (Inception) to December 31, 2006	For the period March 8, 2006 (Inception) to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(627,306)	$(59,474)	$(686,780)
Adjusted to reconcile net gain (loss) to cash used in
operating activities:
Depreciation	16,456	6,823	23,279
Loss on disposal of equipments	241	-	241
Changes in operating assets and liabilities
(Increase) decrease in:
Prepayments for advertising operating rights	(2,381,647)	(166,294)	(2,547,941)
Prepaid expenses and other current assets	2,416,207	(69,147)	2,347,060
Increase (decrease) in:
Accrued expenses and other current liabilities	(3,230,472)	52,282	(3,178,190)

Net cash used in operating activities	(3,806,521)	(235,810)	(4,042,331)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipments	(46,709)	(40,581)	(87,290)
Proceeds on disposal of equipments	5,072	-	5,072
Deposit paid for acquisition	-	(1,279,181)	(1,279,181)
Capital expenditure on patent right	(71,264)	(13,285)	(84,549)
Capital expenditure in construction in progress	(321,691)	(10,617)	(332,308)
Net cash from acquisition	63,207	-	63,207

Net cash used in investing activities	(371,385)	(1,343,664)	(1,715,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from a shareholder	-	1,900,000	1,900,000
Capital contribution	5,943,485	1	5,943,486

Net cash provided by financing activities	5,943,485	1,900,001	7,843,486

EFFECT OF EXCHANGE RATE ON CASH	327,868	13,624	341,492

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,093,447	334,151	2,427,598

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR/ PERIOD	334,151	-	-

CASH AND CASH EQUIVALENTS AT END OF YEAR/ PERIOD	$2,427,598	$334,151	$2,427,598

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2007, a shareholder forgave a $1,900,000 advance that was treated as an in-kind contribution of capital.

The accompanying notes are an integral part of these consolidated financial statements

CITYHORIZON COMPANY LIMITED (a development stage company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

NOTE 1     ORGANIZATION

CityHorizon Limited (“CityHorizon BVI”) was incorporated in British Virgin Islands on March 8, 2006 as a limited liability company.

Hui Zhong Lian He Media Technology Co., Ltd. (“Lianhe”) was incorporated in the People’s Republic of China (“PRC”) on September 7, 2006 as a wholly owned foreign subsidiary of CityHorizon BVI. Lianhe is a media technology company engaged in LED media hardware implementation and software development.

Beijing Hui Zhong Bo Na Media Advertising Co., Ltd. (“Bona”) was incorporated in the People’s Republic of China on August 1, 2006 as a limited liability company. Bona is a marketing communications consultancy company engaged in media planning, marketing and promotion strategy, creative design and event management. Bona was acquired by CityHorizon BVI on September 30, 2007.

Cityhorizon BVI, Lianhe and Bona are hereinafter referred to as (“the Company”)

The Company is considered as a development stage company and activities included developing a business plan and raising capital.

NOTE 2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Basis of Presentation

The consolidated financial statements of the Cityhorizon BVI have been prepared in accordance with accounting principles generally accepted in the United States of America.

(B) Principles of Consolidation

The consolidated financial statements include the financial statements of Cityhorizon BVI , Lianhe and Bona (“the Company”). All significant intercompany transactions and balances have been eliminated upon consolidation.

(C) Use of Estimates

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Differences from those estimates are reported in the period they become known and are disclosed to the extent they are material to the financial statements taken as a whole.

(D) Cash and Cash Equivalents

Cash includes cash on hand, cash accounts, and interest bearing savings accounts placed with banks and financial institutions. For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2007 and 2006, the Company had no cash equivalents.

(E) Equipment, Net

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets, which is from two to five years. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is reflected in the statement of operations. Repairs and maintenance costs on equipment are expensed as incurred.

(F) Construction In Progress

Construction in progress represents the costs incurred in connection with the construction of roadside advertising panels and mega-size advertising panels of the Company. No depreciation is provided for construction in progress until such time as the assets are completed and placed into service. When completed, the advertising panels have an estimated economic life of 5 years.

(G) Intangible Assets, Net

Intangible assets are stated at cost, less accumulated amortization and provision for impairment loss. Intangible assets that have indefinite useful lives are not amortized.

(H) Impairment of Long-Lived Assets

Long-lived assets, including intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of the assets may not be recoverable. An intangible asset that is not subject to amortization is reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset and intangible asset exceeds the sum of the undiscounted cash flows expected to be generated from the asset’s use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the asset calculated using a discounted cash flow analysis.

(I) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. Trade accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

(J) Revenue Recognition

The Company’s revenue policies meet the criteria for realizing and earning revenues set forth in SEC Staff Bulletin (“SAB”) 101 because, when applicable, the Company recognize revenue and earnings only when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, and (3) collectibility is reasonably assured. Revenue for advertising right sold is recognized at the time the transfer of advertising right is performed.

 (K) Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are provided for the future tax effects attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from items including tax loss carry forwards.

(L) Foreign Currency Translation

Cityhorizon BVI maintains its accounting records in their functional currencies of HKD. Lianhe and Bona maintain their accounting records in their functional currencies of RMB.

Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements of the company (whose functional currency are HKD and RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

(M) Comprehensive Income

The Company follows SFAS No. 130, “Reporting Comprehensive Income” for the reporting and display of its comprehensive income and related components in the consolidated financial statements and thereby reports a measure of all changes in equity of an enterprise that results from transactions and economic events other than transactions with the shareholders. Items of comprehensive income are reported in both the consolidated statement of operations and comprehensive loss and the consolidated statement of stockholders’ equity.

(N) Loss Per Share

Basic loss per share is computed by dividing the net loss attributable to holders of common stock by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares including the dilutive effect of common share equivalents then outstanding.

(O) Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease period.

(P) Segments

The Company operates in only one segment. Thereafter segment disclosure is not presented.

(Q) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 3     BUSINESS COMBINATION

On September 30, 2007, CityHorizon BVI acquired 100% of the equity interests of Bona, pursuant to a Purchase and Sales Agreement and Trust Agreements entered with Hao Da Yong and Liu Kai Yin dated September 30, 2007. CityHorizon BVI paid $1,320,513 in cash in exchange for 100% of the equity interest of Bona.

The acquisition has been accounted for using the purchase method of accounting and the results of operations of Bona have been included in the Company’s consolidated statement of operations since the completion of the acquisition on September 30, 2007.

The allocation of the purchase price is as follows:

Cash	$63,207
Prepaid expenses and other current assets	2,420,260
Equipment, net	52,056
Intangible rights	690,278
Construction in progress	1,553,208
Accrued expenses and other current liabilities	(3,458,496)
Total purchase price	$1,320,513

Identifiable intangible rights of $690,278 are measured at fair value as of the date of the acquisition and not subject to amortization. For details, please refer to Note 6 – Intangible Assets, Net for details.

Unaudited Pro forma Consolidated Financial Information

The table below summarizes the unaudited pro forma results of operations assuming the acquisition of Bona was completed on January 1, 2007 and 2006. These unaudited pro forma results have been prepared for information purposes only and do not purport to be indicative of what the operating results would have been had the acquisitions actually taken place on January 1, 2007 and 2006, and may not be indicative of future operating results.

	Years ended December 31
	2007	2006
	(Unaudited)	(Unaudited)
Revenues	$-	$5,863,273
Loss from operations before taxes	$(1,187,273)	$(179,994)
Net loss	$(1,187,273)	$(179,994)
Net loss per share
Basic and diluted	$(1,187,273)	$(179,994)

NOTE 4     PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Other receivables	$147,222	$3,352
Deposit paid	11,167	1,343,204
Prepaid expenses	11,959	1,772
	$170,348	$1,348,328

NOTE 5     EQUIPMENT, NET

The following is a summary of equipment at December 31, 2007 and 2006:

	2007	2006

Furniture, fixtures and equipment	$141,885	$40,581
Less: accumulated depreciation	(31,699)	(6,904)
Equipment, net	$110,186	$33,677

Depreciation expense for the year ended December 31, 2007, the period March 8, 2006 (inception) to December 31, 2006 and the period March 8, 2006 (inception) to December 31, 2007 was $16,456, $6,823 and $23,279 respectively.

NOTE 6     INTANGIBLE ASSETS, NET

The following is a summary of intangible assets at December 31, 2007 and 2006:

	2007	2006

Intangible assets – Patent	$87,202	$13,285
Intangible rights arising from acquisition	690,278	$-
Intangible assets, net	$777,480	$13,285

As at December 31, 2007 and 2006, identifiable intangible assets of $777,480 and $13,285 respectively that not subject to amortization are reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

NOTE 7     COMMITMENTS AND CONTINGENCIES

(A)    Employee benefits

The full time employees of CityHorizon BVI’s subsidiaries in China are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company are required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)    Operating leases commitments

The Company lease office space and staff quarters from a third party under operating leases which expire on around March, April, 2008 and July 2009 at monthly rentals of $5,919. Accordingly, for the year ended December 31, 2007, the period March 8, 2006 (inception) to December 31, 2006 and the period March 8, 2006 (inception) to December 31, 2007, the Company recognized rental expense in the amount of $36,641, $22,666 and $59,307, respectively.
The Company’s existing rental leases do not contain significant restrictive provisions. The following is a schedule by year of future minimum lease obligations under non-cancelable rental operating leases as of December 31, 2007:

Fiscal years ending December 31,
2008	$27,295
2009	2,469
Total	$29,764

As of December 31, 2007, the Company has outstanding commitments with respect to the above non-cancelable operating lease of $29,764 due through 2009.

(C)    Annual Rights and Operating Fee Commitment

Since September 2006, the Company has acquired rights from third parties to operate advertising panels for periods ranging from 16 months to 36 months.

A summary of the future annual rights and operating fee commitments on advertising panels as of December 31, 2007 was as follows:

Fiscal years ending December 31,	(In million)
2008	$9.4
2009	7.5
2010	7.4
Total	$24.3

(D)     Capital commitments

At December 31, 2007, the Company had commitments for capital projects in progress in connection with the construction of roadside advertising panels and mega-size advertising panels of approximately $1,062,000.

NOTE 8     STOCKHOLDERS’ EQUITY

(A)     Registered capital

Cityhorizon BVI was incorporated as a limited liability company in British Virgin Islands on March 8, 2006 with an issued share capital of $1.

Lianhe was incorporated as a limited liability company in Peoples Republic of China on September 7, 2006 with a registered capital of $1,900,000. Pursuant to several shareholders’ resolutions passed in 2007, the registered capital was increased from $1,900,000 to $6,469,000 which was fully paid on subscription.

Bona was incorporated as a limited liability company in Peoples Republic of China on August 1, 2006 with a registered capital of $1,320,513.

(B)     Appropriated retained earnings

Lianhe and Bona are required to make appropriations to reserve funds, comprising the statutory surplus reserve based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriations to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital.

During 2007 and 2006, both Lianhe and Bona did not make any appropriate to the reserve fund.

NOTE 9     INCOME TAX

Lianhe and Bona are incorporated in the PRC and are subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. According to the relevant laws and regulations in the PRC, the Company was subject to an applicable income tax rate of 33%.

During 2007 and 2006, income tax expenses of the company are Nil.

NOTE 10   CONCENTRATIONS AND RISKS

During 2007 and 2006, 100% of the Company’s assets were located in China and 100% of the Company revenues were derived from customers in China.

NOTE 11   SUBSEQUENT EVENTS

On January 1, 2008, CityHorizon BVI entered into a Share Purchase Agreement with CityHorizon Limited, a Hong Kong company (“CityHorizon Hong Kong”) pursuant to which CityHorizon Hong Kong, acquired 100% of the issued and outstanding shares of the Company. Pursuant to the Share Purchase Agreement, CityHorizon Hong Kong paid to the shareholder of the Company US$5,000,000 in cash and issued to the shareholder of the Company 1.5 million duly authorized, validly issued, fully paid and non-assessable shares of the ultimate holding company of CityHorizon Hong Kong’s common stock.

On January 1, 2008 Lianhe entered into a series of commercial agreements with Shanghai Quo Advertising Company Limited (“Quo Advertising”), pursuant to which Lianhe provides exclusive technology and management consulting services to Quo Advertising in exchange for services fees, which amount to substantially all of the net income of Quo Advertising. Each of the registered PRC shareholders of Quo Advertising also entered into equity pledge agreements and option agreements, which cannot be amended or terminated except by written consent of all parties, with Lianhe. Pursuant to these equity pledge agreements and option agreements, each shareholder pledged such shareholder’s interest in Quo Advertising for the performance of such Quo Advertising’s payment obligations under its respective exclusive technology and management consulting services agreements. In addition, Lianhe has been assigned all voting rights by the shareholders of Quo Advertising and has the option to acquire the equity interests of Quo Advertising at a mutually agreed purchase price which shall first be used to repay any loans payable to Lianhe or any affiliate of Lianhe by the registered PRC shareholders. Effective January 1, 2008, Lianhe also entered into a series of similar commercial agreements with Bona and Hui Zhi Bo Tong Media Advertising Beijing Co., Ltd (“Botong”), a company organized under the laws of the PRC, and their respective registered shareholders.